UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

 (407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. (the “Company”) was held on May 21, 2019. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.
1.    The Company’s stockholders elected each of the following directors to serve until the Company’s 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified by the following votes:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Marcel Verbaas	76,963,608	2,450,596	2,149,945	15,154,305
Jeffrey H. Donahue	80,590,238	850,375	123,536	15,154,305
John H. Alschuler	64,672,851	16,769,227	122,071	15,154,305
Keith E. Bass	80,591,591	847,165	125,393	15,154,305
Thomas M. Gartland	80,580,366	855,772	128,011	15,154,305
Beverly K. Goulet	64,704,923	16,751,175	108,051	15,154,305
Mary E. McCormick	61,756,341	19,700,124	107,684	15,154,305
Dennis D. Oklak	80,582,938	856,634	124,577	15,154,305

2.    The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement (the “Say-on-Pay Vote”) by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,220,784	3,815,346	528,019	15,154,305

3.    The Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2019 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
96,019,122	535,524	163,808	15,154,305

4.    The Company’s stockholders did not approve a stockholder proposal requesting a report on sexual harassment by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,016,976	74,362,682	1,184,491	15,154,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: May 21, 2019	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President - General Counsel and Secretary